UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

WRITERS’ GROUP FILM CORP.

8200 Wilshire Blvd. Suite 200
Beverly Hills, CA 90211
310.461.3737

Delaware	333-147959	56-2646829
(State or other Jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 21, 2013 Writers’ Group Film Corp. acquired Amiga Games, Inc., a Washington state-based video gaming company.

Amiga Games Inc. (“Amiga Games”) is a company that licenses classic video game libraries and republishes the most popular titles for smartphones, modern game consoles, PCs, and tablets. Amiga Games leverages the intellectual property of Amiga Inc., and builds on the classic "Amiga" brand and technology to create new revenue from publisher's dormant game libraries.

The Company acquired Amiga Games through the issuance of 500,000,000 restricted shares of its Common Stock to the shareholders of Amiga Games, in exchange for all issued and outstanding shares of Amiga Games, making Amiga Games a wholly-owned subsidiary of Writers’ Group Film Corp.

ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

On August 27, 2013, Writers’ Group Film Corp. acquired all issued and outstanding shares of Amiga Games, Inc., thereby making Amiga Games, Inc. a wholly-owned subsidiary of Writers’ Group.

Financial statements of Amiga Games, Inc. required by Item 9.01(a) of Form 8-K are not being included with this filing, but will be filed not later than 78 calendar days from the date of the filing of this 8-K, in either an amendment to this 8-K or in our next 10-Q filing.

Similarly, pro forma financial information for the combined entity – consisting of the registrant and its new wholly-owned subsidiary Amiga Games, Inc. – as required by Item 9.01(b) of Form 8-K, are not being included with this filing, but will either be filed in an amendment to this 8-K not later than 78 calendar days from the date of the filing of this 8-K, or else unaudited financials for the combined entity as part of our Form 10-Q will be filed within 78 calendar days from the date of filing of this 8-K in lieu of the pro forma requirement.

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SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRITERS GROUP FILM CORP.

Dated: August 28, 2013	By:	/s/ Eric Mitchell
Eric Mitchell

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